212-859-8272
January 18, 2002                                         (FAX: 212-859-8589)

SPX Corporation
2300 One Wachovia Center
301 South College Street
Charlotte, NC 28202-6039

Ladies and Gentlemen:

     We are acting as counsel to SPX Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") being filed with the Securities and Exchange Commission (the "Commission") relating to an issuance from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to 379,229 shares of common stock of the Company, par value $10.00 per share (the "Common Stock") which may be issued in connection with the exercise of two warrants issued by GCA Corporation ("GCA") in 1987. GCA was acquired by General Signal Corporation ("General Signal") in June 1988, and in 1998 General Signal was acquired by the Company. As a result of the Company's acquisition of General Signal, the warrants represent the right to purchase an aggregate of 379,229 shares of Common Stock. All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

     To the extent relevant to the opinion expressed below, we have assumed that the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of shares registered pursuant to the Registration Statement.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     The Common Stock has been duly authorized and, when certificates representing the Common Stock have been duly executed by the Company and delivered to and paid for by the purchasers thereof for an amount in excess of the par value thereof and in accordance with the terms of the agreement under which they are sold, the Common Stock will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

     We hereby consent to the use of our name on the cover of the Registration Statements, the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the prospectus contained in the Registration Statement and "Legal Matters" in any prospectus supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                            FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                            By: /s/ Stuart Gelfond
                                ------------------------------------